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                                                                    Exhibit 10.9




                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                         SOUTH BAY/SAN TOMAS ASSOCIATES

                                       AND

                             TURNSTONE SYSTEMS INC.


                           DATED AS OF APRIL 28, 2000






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                                TABLE OF CONTENTS

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1.      Fundamental Lease Provisions; Definitions; Exhibits..................................1

2.      Demise of Premises...................................................................2

3.      Lease Term...........................................................................2
        3.1.   Lease Term....................................................................2
        3.2.   Possession....................................................................2
        3.3.   Early Entry...................................................................3

4.      Rent.................................................................................3
        4.1.   Time of Payment...............................................................3
        4.2.   Late Charge...................................................................3
        4.3.   Additional Rent...............................................................3
        4.4.   Place of Payment..............................................................6
        4.5.   Advance Payment...............................................................6

5.      Security Deposit.....................................................................6

6.      Use of Premises......................................................................6

7.      Taxes and Assessments................................................................7
        7.1.   Tenant's Property.............................................................7
        7.2.   Property Taxes................................................................7
        7.3.   Property Taxes Defined........................................................7
        7.4.   Other Taxes...................................................................7
        7.5.   Tenant's Right to Contest.....................................................8

8.      Insurance............................................................................8
        8.1.   Indemnity.....................................................................8
        8.2.   Liability Insurance...........................................................8
        8.3.   Property Insurance............................................................9
        8.4.   Tenant's Property Insurance...................................................9
        8.5.   Mutual Waiver of Subrogation.................................................10

9.      Utilities...........................................................................10

10.     Repairs and Maintenance.............................................................10
        10.1.  Landlord's Repairs...........................................................10
        10.2.  Tenant's Repairs.............................................................10

11.     Alterations.........................................................................11
        11.1.  Limitations..................................................................11
        11.2.  Tenant's Rights..............................................................12
        11.3.  Alterations Required by Law..................................................12


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                                TABLE OF CONTENTS
                                   (continued)

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12.     Acceptance of the Premises..........................................................12

13.     Default.............................................................................12
        13.1.  Events of Default............................................................12
        13.2.  Remedies.....................................................................14
               13.2.1. Recovery of Rent.....................................................14
               13.2.2. Termination..........................................................14
               13.2.3. Damages..............................................................14
        13.3.  Waivers......................................................................15

14.     Destruction.........................................................................15
        14.1.  Landlord's Duty to Restore...................................................15
        14.2.  Landlord's Right to Terminate................................................16
        14.3.  Tenant's Right to Terminate..................................................17
        14.4.  Abatement of Rent............................................................17

15.     Condemnation........................................................................17
        15.1.  Definition of Terms..........................................................17
        15.2.  Rights.......................................................................17
        15.3.  Total Taking.................................................................17
        15.4.  Partial Taking...............................................................18

16.     Mechanics' Lien.....................................................................18

17.     Inspection of the Premises..........................................................18

18.     Compliance with Laws................................................................18

19.     Subordination.......................................................................19
        19.1.  Priority.....................................................................19
        19.2.  Subsequent Security Instruments..............................................19
        19.3.  Documents....................................................................19
        19.4.  Tenant's Attornment..........................................................19

20.     Holding Over........................................................................20

21.     Notices.............................................................................20

22.     Attorneys' Fees.....................................................................20

23.     Subleasing and Assignment...........................................................21
        23.1.  Landlord's Consent Required..................................................21
        23.2.  Transferee Information Required..............................................21
        23.3.  Landlord's Rights............................................................21
        23.4.  Permitted Transfers..........................................................22


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                                TABLE OF CONTENTS
                                   (continued)

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24.     Successors..........................................................................22

25.     Mortgagee Protection................................................................23

26.     Estoppel Certificate................................................................23

27.     Surrender of Lease Not Merger.......................................................23

28.     Waiver..............................................................................23

29.     General.............................................................................23
        29.1.  Captions.....................................................................23
        29.2.  Definition of Landlord.......................................................23
        29.3.  Time of Essence..............................................................24
        29.4.  Severability.................................................................24
        29.5.  Quiet Enjoyment..............................................................24
        29.6.  Law..........................................................................24
        29.7.  Agent........................................................................24
        29.8.  Lender.......................................................................24
        29.9.  Force Majeure................................................................24
        29.10. Rights Reserved by Landlord..................................................25

30.     Sign................................................................................25

31.     Interest on Past Due Obligations....................................................25

32.     Surrender of the Premises...........................................................25

33.     Authority...........................................................................26

34.     Public Record.......................................................................26

35.     Brokers.............................................................................26

36.     Limitation on Landlord's Liability..................................................26

37.     Hazardous Material..................................................................27
        37.1.  Definitions..................................................................27
        37.2.  Landlord's Obligation........................................................27
        37.3.  Permitted Use................................................................27
        37.4.  Hazardous Materials Management Plan..........................................28
        37.5.  Use Restriction..............................................................28
        37.6.  Tenant Indemnity.............................................................29
        37.7.  Compliance...................................................................29
        37.8.  Assignment and Subletting....................................................29
        37.9.  Surrender....................................................................30


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                                TABLE OF CONTENTS
                                   (continued)

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        37.10. Right to Appoint Consultant..................................................30
        37.11. Holding Over.................................................................30
        37.12. Existing Environmental Reports...............................................30
        37.13. Provisions Survive Termination...............................................31
        37.14. Controlling Provisions.......................................................31

38.     Landlord's Default..................................................................31

39.     Antennas............................................................................31





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                                 LEASE AGREEMENT


        This Lease Agreement (this "Lease"), dated for reference purposes as of April 28, 2000, is made by and between South Bay/San Tomas Associates, a California general partnership ("Landlord"), and Turnstone Systems Inc., a Delaware corporation ("Tenant").

        1. Fundamental Lease Provisions; Definitions; Exhibits. The capitalized terms set forth below in this Section 1 shall have the meanings provided in this
Section 1, unless otherwise specifically modified by provisions of this Lease.

               1.1. "Additional Rent" shall mean the amounts described in
Section 4.3 for taxes, insurance and Operating Costs, and all other amounts except Base Rent which are payable by Tenant under this Lease.

               1.2. "Base Rent" shall mean the following:

                    July 1, 2000 to June 30, 2001     $303,231.70 per month;
                    July 1, 2001 to June 30, 2002     $313,844.81 per month;
                    July 1, 2002 to June 30, 2003     $324,829.38 per month;
                    July 1, 2003 to June 30, 2004     $336,198.41 per month;
                    July 1, 2004 to June 30, 2005     $347,965.35 per month;
                    July 1, 2005 to June 30, 2006     $360,144.14 per month;
                    July 1, 2006 to June 30, 2007     $372,749.18 per month;
                    July 1, 2007 to June 30, 2008     $385,795.40 per month;
                    July 1, 2008 to June 30, 2009     $399,298.24 per month; and
                    July 1, 2009 to June 30, 2010     $413,273.68 per month.

               1.3. "Broker" shall mean Cornish & Carey Commercial.

               1.4. "Building" shall mean the building located on the Parcel with an address of 2320 Central Expressway, Santa Clara, California, consisting of approximately 62,522 rentable square feet.

               1.5. "Commencement Date" shall mean July 1, 2000.

               1.6. "Common Areas" shall mean those areas within the Parcel, but outside of the buildings located thereon, designated by Landlord for the general use and convenience of Tenant and other tenants of the buildings located on the Parcel, including, without limitation, the parking areas and driveways serving the Parcel.

               1.7. "Lease Term" shall mean the period from the Commencement Date until 11:59 p.m. on June 30, 2010, unless sooner terminated or extended in accordance with this Lease.

               1.8. "Lease Year" shall mean each year during the Lease Term commencing on July 1 and ending on the following June 30.


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

               1.9. "Letter of Credit" shall mean an irrevocable letter of credit in the amount of Three Million Six Hundred Thirty-Eight Thousand Seven Hundred Eighty and 40/100 Dollars ($3,638,780.40) and meeting the requirements set forth in Section 5.

               1.10. "Parcel" shall mean the real property more particularly described in Exhibit A attached hereto.

               1.11. "Permitted Use" shall mean the use of the Premises in compliance with this Lease for general office, research and development, and other legally related uses, and for no other purpose without the consent of Landlord.

               1.12. "Premises" shall mean the Building. The Premises do not include any rights to the airspace above the Premises, except as otherwise particularly set forth in this Lease.

               1.13. "Tenant's Share" shall mean thirty-six and 48/100 percent (36.48%), calculated by dividing the rentable square feet of the Premises by the rentable square feet of all of the buildings located on the Parcel. In the event the rentable square feet of the Premises or the buildings on the Parcel is altered, Landlord shall adjust Tenant's Share to properly reflect such event. Landlord's adjustment of such Tenant's Share shall be final. Tenant's Share of the Building is one hundred percent (100%).

        2. Demise of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, the Premises, together with (a) the non-assigned and non-exclusive right to use no more than two hundred twelve (212) parking spaces located on the Parcel, and (b) the non-exclusive right to use the Common Areas.

        3. Lease Term.

               3.1. Lease Term. The Lease Term shall commence on the Commencement Date and expire at 11:59 p.m. on June 30, 2010, unless sooner terminated or extended in accordance with this Lease.

               3.2. Possession. Auspex Systems, Inc. ("Auspex") is currently the tenant in the Premises and has agreed to vacate the Premises on or before midnight on July 1, 2000 pursuant to an agreement to surrender and terminate leasehold (the "Lease Termination Agreement") with Landlord. If Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date due to Auspex' failure to vacate and surrender the Premises pursuant to the Lease Termination Agreement, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for the Base Rent or Additional Rent until possession of the Premises has been delivered to Tenant. If possession of the Premises is not delivered to Tenant due to Auspex' failure to vacate and surrender the Premises to Landlord on or prior to the Commencement Date, the Lease Term shall not be extended beyond June 30, 2010.

               3.3. Early Entry. If Auspex does vacate and surrender possession of the Premises to Landlord prior to the Commencement Date, then Tenant may enter the Premises prior to the Commencement Date to install fixtures and equipment


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

therein, provided Tenant first obtains the prior written approval of Landlord for such entry, which approval shall not be unreasonably withheld. If Landlord permits Tenant to so enter upon the Premises, such entry shall be subject to all of the terms and conditions of this Lease, excepting only the obligation to pay the Base Rent and Additional Rent. Tenant shall coordinate its entry onto the Premises with Landlord and the contractors and other personnel employed by Landlord.

        4. Rent.

               4.1. Time of Payment. Tenant shall pay to Landlord the Base Rent for the Premises each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the Lease Term, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Base Rent for any period during the Lease Term which is less than one
(1) full month shall be a pro rata portion of the Base Rent based upon a thirty
(30) day month.

               4.2. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days after Landlord's delivery to Tenant of written notice stating that such amount has not been paid when due, then Tenant shall pay to Landlord, as additional rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord without payment of the overdue amount shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

               4.3. Additional Rent. In addition to Base Rent, Tenant shall pay all Additional Rent, including, but not limited to all taxes set forth in
Article 7, all Operating Costs (as defined below), together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease. To the extent that any such costs to be paid by Tenant hereunder are for the mutual benefit of all of the occupants in the buildings on the Parcel, then Tenant shall only be required to pay Tenant's Share of such costs. In the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Base Rent.

                      4.3.1. "Operating Costs" shall mean all expenses, other than taxes set forth in Article 7, paid or incurred by Landlord for obtaining services and products for maintaining, insuring, operating, replacing, and repairing the Building and the Common Areas, including without limitation, the personal property used in conjunction the Building and the


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

Common Areas, and which shall include, without limitation, the costs of Landlord performing its maintenance and repair obligations under this Lease, amortization of capital improvements made subsequent to the Commencement Date which are designed with a reasonable probability of enhancing the health and/or safety of the Parcel, complying with any new laws applicable to the Parcel or improving the operating efficiency of the Parcel or the Building, security services for the Parcel if provided, fire alarm system monitoring and testing, refuse collection, maintaining water, sewer, storm drainage and other utility systems and services, common area electricity, gas and other similar energy sources (excluding electricity for the buildings which will be charged directly to the tenants), supplies, Premises janitorial if provided, common area janitorial and cleaning services, landscape planting, maintenance and irrigation, services of independent contractors, management fees, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Parcel and its equipment, the maintenance, resurfacing, repair and striping of parking areas and curbs (including driveways, loading zones and access easements), downspouts and gutters, lighting and outdoor facilities, premiums for Landlord's insurance, licenses, permits and inspection fees, a management fee, reasonable legal, administrative and accounting expenses, and any other expense or charge whether or not hereinabove described, which in accordance with generally accepted accounting principles and management practices would be considered an expense of maintaining, operating, or repairing the Parcel, excluding or deducting, as appropriate costs of any special services rendered to individual tenants (including Tenant) for which a special charge is collected including, without limitation, any specially metered charges.

                      4.3.2. Operating Costs shall be payable by Tenant to Landlord within ten (10) business days after a statement of the actual annual Operating Costs incurred by Landlord is delivered to Tenant by Landlord. Provided, however, at Landlord's option, Landlord may require Tenant to pay monthly an amount estimated by Landlord from time to time to be one-twelfth (1/12) of Landlord's estimate of the annual Operating Costs, and the same shall be payable during each Lease Year of the Lease term on the same day as the Base Rent is due hereunder. In the event that Tenant is required to pay Landlord's estimate of Operating Costs as aforesaid, Landlord shall deliver to Tenant within ninety (90) days after the expiration of each Lease Year a statement (the "Statement") showing the actual Operating Costs incurred during the preceding Lease Year and the amount of the estimated payments made by Tenant. If Tenant's estimated payments under this Section 4.3.2 during said preceding Lease Year exceed the actual Operating Costs as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Operating Costs next falling due until such amount is fully credited, or if no such payments shall be due by reason of the expiration of the term of this Lease, the amount of such overpayment shall be paid to Tenant by Landlord within ninety (90) days following the date of expiration of the Lease Term. If Tenant's estimated payments under this Section 4.3.2 during said preceding Lease Year were less than the actual Operating Costs as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within 30 (thirty) days after delivery by Landlord to Tenant of the Statement.

                      4.3.3. In the event Tenant disputes the amount of the Operating Costs set forth in the Statement delivered by Landlord to Tenant, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to inspect, at Landlord's office during normal business hours, Landlord's books and records directly relevant to the Operating Costs set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an


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audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Costs set forth in any Statement, unless Tenant does so within one (1) year immediately following Landlord's delivery of the particular Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.3.3, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Section
4.3 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may performed by the Accountant as described below. If after such inspection, Tenant still disputes the amount of the Operating Costs set fourth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which shall be one of the "Big 5" national accounting firms selected by Tenant which (i) has not represented or been engaged by Tenant on Tenant's behalf in the past ten (10) years, and (ii) is not paid on a contingent fee basis (the "Accountant") to commence and complete an audit of Landlord's books and records directly relevant to Landlord's calculation of the Operating Costs to determine the proper amount of the Operating Costs incurred and amounts payable by Tenant for the Lease Year which is the subject of such Statement, which audit shall be final and binding upon Landlord and Tenant. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall either credit such amount against the Additional Rent next due from Tenant or reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by more than five (5%), in which case Landlord shall reimburse Tenant for the reasonable cost of such audit. The payment by Tenant of any amounts pursuant to this Section 4.3.3 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and request that Landlord have the Accountant conduct and finalize the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Statement in questions and the amount of Operating Costs shown thereon.

               4.4. Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at 1690 Dell Avenue, Campbell, California 95008 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

               4.5. Advance Payment. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Three Million Six Hundred Thirty-Eight Thousand Seven Hundred Eighty and 40/100 Dollars ($3,638,780.40) to be applied to the Base Rent for the first twelve (12) months of the Lease Term.

        5. Security Deposit.



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

               5.1. Concurrently with the execution of this Lease, Tenant shall provide to Landlord the Letter of Credit in the amount set forth in Section 1.9 to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, to draw upon the Letter of Credit in whole or part: (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorneys' fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within ten
(10) days of written demand by Landlord, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount existing prior to Landlord's draw thereupon.

               5.2. The Letter of Credit shall satisfy all of the following requirements:

                      5.2.1. be in form and substance satisfactory to Landlord;

                      5.2.2. name Landlord as its beneficiary;

                      5.2.3. be drawn on an FDIC insured financial institution located in or between San Francisco and San Jose, California, and satisfactory to the Landlord;

                      5.2.4. expressly allow Landlord to draw upon it:

                             5.2.4.1. in the event that the Tenant is in default
under the Lease by delivering to the issuer of the Letter of Credit written notice that Landlord is entitled to draw thereunder pursuant to the terms of this Lease; or

                             5.2.4.2. if Tenant, within sixty (60) days prior to
expiration of the Letter of Credit then held by Landlord, fails to provide Landlord with a replacement Letter of Credit meeting the requirements herein;

                      5.2.5. expressly state that it will be honored by the issuer without inquiry into the accuracy of any such notice or statement made by Landlord;

                      5.2.6. expressly permit multiple or partial draws up to the stated amount of the Letter of Credit;

                      5.2.7. expressly provide that it is transferable to any successor of Landlord; and

                      5.2.8. expire no earlier than sixty (60) days after the expiration of the Lease Term (alternatively, the Letter of Credit [and any renewals or replacements thereof] may be for a term of not less than one (1) year; in such event Tenant agrees that it shall from time to time, as necessary, [whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect], renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the expiration of


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

the Lease Term. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof [and such proceeds need not be segregated] as a security deposit.

               5.3. Any renewal of or replacement for the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank satisfactory to Landlord at the time of the issuance thereof. Landlord agrees that in the event of any event which would give Landlord the right to draw upon the Letter of Credit, Landlord shall only draw down such amount as Landlord reasonably believes to be necessary to cure or remedy any default on the part of Tenant and to reimburse Landlord for any costs, expenses or liability incurred in connection with such default; notwithstanding the foregoing, if the amount of any draw upon the Letter of Credit exceeds the amount necessary to reimburse Landlord for such costs, expenses or liability, any excess proceeds of any draw on the Letter of Credit shall be held by Landlord as a security deposit until such time as Tenant has restored the amount of the Letter of Credit to its full amount and at such time, the excess proceeds shall be paid to Tenant.

        6. Use of Premises.

               6.1. Permitted Use. Tenant shall use the Premises only in conformance with applicable governmental laws, for the Permitted Uses, and for no other purpose without the consent of Landlord. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liabilities to the extent the foregoing arises out of the failure of Tenant to comply with any Law (as defined in Section 29.6.) applicable to Tenant's use and occupancy of the Premises. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other occupant of buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which would endanger the structure, or place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord and except in compliance with all applicable Law. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Parcel outside of the Building. Tenant shall strictly comply with the provisions of Section 37 below.

               6.2. Rules and Regulations. Tenant shall comply with all rules and regulations set forth in Exhibit B attached hereto and any subsequent amendments thereto. Landlord from time to time may promulgate additional rules and regulations or modifications thereto applicable to all occupants of the Parcel for the safety, care, cleanliness and orderly management of the Parcel and its Common Areas, and Tenant shall abide by all such rules and regulations from and after receipt of a written copy thereof.

        7. Taxes and Assessments.


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

               7.1. Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises ("Tenant's Property"). Tenant shall use its best efforts to cause all Tenant's Property to be assessed and billed separately from the real property of Landlord. If any of Tenant's Property shall be assessed with the Premises, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's Property.

               7.2. Property Taxes. Tenant shall pay, as Additional Rent, one hundred percent (100%) of all property taxes (as defined in Section 7.3. below) levied or assessed with respect to the Premises which are attributable to the Lease Term. Tenant shall pay such Property Taxes to Landlord not later than (i) ten (10) days prior to the delinquency date of such Property Taxes, or (ii) twenty (20) days after receipt of billing, whichever is later. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's Lender requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of the annual Property Taxes. Tenant's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

               7.3. Property Taxes Defined. For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Building and/or the Parcel, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Building and/or the Parcel or assessed, levied or imposed upon the Premises, the Building and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Building and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Property Taxes" shall not include any federal, state or local net income, documentary transfer (unrelated to any transfer made of Tenant's interest under this Lease), franchise (unrelated to Tenant's operations), estate, gift or inheritance tax imposed on Landlord (the "Property Tax Exclusions").

               7.4. Other Taxes. Tenant shall, as Additional Rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Building or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring any of Tenant's interest or estate in the Premises; provided, however that nothing in this Section shall require Tenant to pay any Property Tax Exclusions.

               7.5. Tenant's Right to Contest. Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation of Property Taxes or any change therein. In the contest or proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and expense, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest. Tenant must pay all Property Taxes as and when required by Section 7.2, even those which are the subject of such protest or contest, but Tenant may sue to recover overpayments of Property Taxes as part of any such contest. With respect to any contest of Property Taxes, Tenant shall indemnify and hold Landlord and the Premises harmless from any liens or damage arising out of such protest or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. Any contest conducted by Tenant under this Section shall be at Tenant's expense and if interest or late charges become payable as a result of such contest or protest, Tenant shall pay the same. Any tax assessments reimbursed to Landlord as a consequence of such contest shall be reimbursed to Tenant, to the extent originally paid by Tenant under the terms of this Lease.

        8. Insurance.

               8.1. Indemnity. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), to the extent they arise out of, the operation, maintenance, use or occupancy of the Premises by Tenant and/or its Agents (except to the extent they arise from the active negligence or willful misconduct of Landlord or its Agents). This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, which in any way may be connected with the operation, maintenance, use or occupancy of the Premises by Tenant and/or its Agents specifically including, without limitation, any liability for injury to the person or property of Tenant or its Agents.

               8.2. Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, maintenance, use, or occupancy of the Premises. Such insurance shall provide combined single limit coverage of not less than Five Million Dollars ($5,000,000.00) per occurrence. Landlord shall have the right to require Tenant to increase the amount of coverage of such public liability insurance to the extent reasonably necessary to bring such insurance coverage into conformity with the level of coverage commonly carried by similar businesses in California leasing comparable buildings in the vicinity of the Premises, which right Landlord may exercise no more frequently than once every two (2) years during the Lease Term. The insurance shall be provided by companies (a) admitted to issue insurance in California and (b) having a general policyholders' rating of at least "A" and a financial rating of at least "VIII" as set forth in the most current issue of Best's Insurance Guide and shall not have a deductible exceeding Fifty Thousand Dollars ($50,000). Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration of any insurance policy required hereby, a certificate of insurance evidencing the existence of such policy and the certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Section 8.1 above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

        Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. Tenant shall, as Additional Rent, reimburse Landlord for the cost of any such insurance policy within ten (10) days after receipt of billing.

               8.3. Property Insurance. Landlord shall, at Tenant's expense, obtain and keep in force during the Lease Term a policy of insurance covering loss or damage to the Improvements, in the amount of the full replacement value thereof with an Agreed Amount Endorsement, providing protection against those perils included within the classification of "special form" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent (including, without limitation, sums payable as Additional Rent), together with such additional coverages (such as earthquake and/or flood insurance) which Landlord may elect to maintain from time to time or which may be required from time to time by Landlord's Lender or by Tenant. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Building and Tenant Improvements. Tenant shall pay to Landlord, as Additional Rent, the cost of such insurance procured and maintained by Landlord on an annual basis within ten (10) days after receipt of demand therefore from Landlord. Tenant's liability for the cost of such insurance shall be prorated as of the commencement and termination of the Lease Term. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible; provided, Tenant's liability for such deductible shall not exceed One Hundred Thousand Dollars ($100,000), except Tenant's liability for the deductible on Landlord's earthquake insurance shall not exceed ten percent (10%) of the policy amount.

               8.4. Tenant's Property Insurance. Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Section 8.3. above will not insure any of Tenant's Property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of Tenant's Property in the Premises, a policy of "special form" coverage insurance to the extent of one hundred percent (100%) of insurable value of such property.

               8.5. Mutual Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is insured by either party at the time of such loss or damage or required to be insured pursuant to this Lease by the party having the right of recovery against the other party for such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Section 8.5. shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible; provided, such party has afforded the other party at least thirty (30) days prior written notice of such fact and a period of at least thirty (30) days has elapsed after delivery of such notice without identification of alternative, reasonably equivalent insurance that can be obtained without a voiding provision based on this waiver of subrogation.

        9. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon.

        10. Repairs and Maintenance.

               10.1. Landlord's Repairs. Subject to the provisions of Sections 14 and 15, Landlord, at its expense, shall keep and maintain the exterior walls and the structural elements of the Building and the Common Areas in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall not be in default because it fails to make repairs under this
Section 10.1. until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant shall reimburse Landlord, as Additional Rent, for the cost of maintenance and repairs of the exterior walls and structural elements of the Building and the Common Areas (for Common Areas, Tenant's responsibility for such costs shall be limited to Tenant's Share unless Tenant causes damage to the Common Areas in which case Tenant shall be responsible for the entire cost). As used herein, the term "structural elements of the Building" shall mean and be limited to the foundations, footings, floor slab (but not flooring), roof structure (but not roofing or roof membrane), load bearing walls and structural portion of any second floor.

               10.2. Tenant's Repairs.

                      10.2.1. Subject to Sections 10.1, 14 and 15, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the interior walls and partitions, interior surfaces of exterior walls, carpets, flooring, roofing, roof membrane, gutters, down spouts, the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment and elevators in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor reasonably approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the Lease Term, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports.

                      10.2.2. Should Tenant fail to commence to make repairs required of Tenant hereunder within ten (10) days after written notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by Law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as Additional Rent for the cost of such maintenance or repairs within ten (10) days of written demand by Landlord.

                      10.2.3. Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in this Lease and the Improvement Agreement. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code.

        11. Alterations.

               11.1. Limitations. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) and without a valid building permit issued by the appropriate governmental authority; provided, however, Landlord's consent shall not be required for interior nonstructural alterations which (a) cost less than Twenty Thousand Dollars ($20,000.00) per work alteration, and (b) cost less than Fifty Thousand Dollars ($50,000.00) for all alterations made in any twelve
(12) month period. As a condition to, and concurrently with, the giving of such consent Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alteration, improvement or addition at the time that Landlord provides its consent thereto, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, window coverings, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of any of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Notwithstanding anything to the contrary in this Section 11.1 or any other provision of this Lease, if Tenant does not request Landlord's consent to any alteration, addition or improvement to the Premises, Landlord may require Tenant at the expiration of the Lease Term to remove such alteration, addition or improvement from the Premises and repair any damage caused by such removal.

               11.2. Tenant's Rights. All trade fixtures, movable furniture and personal property installed in the Premises at Tenant's expense (collectively, "Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto, except for Tenant's Property which cannot be removed without structural injury to the Premises. At any time during the Lease Term, Tenant may remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property or any portion thereof or interest therein, located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests.

               11.3. Alterations Required by Law. If, during the Lease Term, any alteration, addition or change of any sort to all or any portion of the Premises is required by Law, Tenant shall promptly make the same at its sole cost and expense. Notwithstanding the foregoing to the contrary, if the Building is in violation of Law on the Commencement Date, Tenant shall have no obligation to make any alterations, additions or changes to the Building in order to cure such violation, unless such alterations, additions or changes are triggered by Tenant's alterations or improvements to the Premises or Tenant's particular use of the Premises.

        12. Acceptance of the Premises. By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry, except as otherwise expressly set forth in this Lease. Tenant acknowledges that neither the Landlord nor Landlord's agents has agreed to make any improvements to the Premises, nor made any representation or warranty as to the condition of the Premises or the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant. Notwithstanding the foregoing to the contrary, Landlord agrees to deliver the Premises to Tenant with all of the Building's systems in good operating condition. If Tenant notifies Landlord in writing within thirty (30) days after the Commencement Date that any systems in the Premises are not in good operating condition, Landlord shall promptly repair such systems at Landlord's sole cost. If Tenant does not provide Landlord written notice of any systems not in good operating condition within thirty (30) days after the Commencement Date, then all systems shall be deemed in good operating condition as of delivery of the Premises to Tenant and the parties' obligations regarding maintenance and repair of such systems shall be controlled by Section 10 of this Lease.

        13. Default.

               13.1. Events of Default. A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                      13.1.1. Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after written notice of such default is given to Tenant;

                      13.1.2. Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant; provided, however, Tenant shall not be deemed in default if Tenant commences to cure such failure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion;

                      13.1.3. Tenant vacates the Premises for sixty (60) consecutive days and upon the expiration of such sixty (60) day period, Tenant has failed to perform any term, covenant or condition contained in this Lease (under such circumstances Tenant shall have no right to cure the default and Landlord shall have no requirement to notify Tenant of the default except as required by law);

                      13.1.4. Tenant's assignment of its assets for the benefit of its creditors;

                      13.1.5. The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                      13.1.6. Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or

                      13.1.7. Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (b) remains undismissed for a period of sixty (60) days.

Any notice given by Landlord in order to satisfy the requirements of this
Section 13.2 shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 and all similar statutes regarding unlawful detainer proceedings.

               13.2. Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                      13.2.1. Recovery of Rent. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Section 31 below) as therein provided.

                      13.2.2. Termination. Landlord may terminate this Lease by giving Tenant written notice of termination in accordance with applicable law. On the giving of the notice all of Tenant's rights in the Premises shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Section 32, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                             13.2.2.1. maintenance and preservation of the
Premises;

                             13.2.2.2. efforts to relet the Premises;

                             13.2.2.3. appointment of a receiver in order to
protect Landlord's interest hereunder;

                             13.2.2.4. consent to any subletting of the Premises
or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                             13.2.2.5. any other action by Landlord or
Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

                      13.2.3. Damages. In the event this Lease is terminated pursuant to Section 13.2.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

                             13.2.3.1. the worth at the time of award of the
unpaid rent which has been earned at the time of termination; plus

                             13.2.3.2. the worth at the time of award of the
amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                             13.2.3.3. the worth at the time of award of the
amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                             13.2.3.4. any other amount necessary to compensate
Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following:

                                       13.2.3.4.1. reasonable expenses for
cleaning, repairing or restoring the Premises to surrender condition;

                                       13.2.3.4.2. real estate broker's fees,
advertising costs and other expenses of reletting the Premises which are reasonably incurred by Landlord and applicable to the period after termination of this Lease;

                                       13.2.3.4.3. reasonable costs of carrying
the Premises such as taxes and insurance premiums thereon, utilities and security precautions not otherwise included in Additional Rent;

                                       13.2.3.4.4. expenses in retaking
possession of the Premises; and (v) reasonable attorneys' fees and court costs.

                             13.2.3.5. The "worth at the time of award" of the
amounts referred to in Sections 13.2.3.1 and 13.2.3.2 is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Section 13.2.3.3 is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Section 13 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

               13.3. Waivers. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

        14. Destruction.

               14.1. Landlord's Duty to Restore. If the Premises are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated pursuant to Section 14.2 or Section
14.3. All insurance proceeds available from the property damage insurance carried by Landlord pursuant to Section 8.3 shall be paid to and become the property of Landlord and shall be used for the restoration of the Premises, unless this Lease is terminated pursuant to Section 14.2, Section 14.3 or as otherwise required by Landlord's Lender. If this Lease is terminated pursuant to either Section 14.2 or Section 14.3, then all insurance proceeds available from the insurance required to be carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then Landlord shall be entitled to all such insurance proceeds and upon receipt of such insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises as they existed as of the Commencement Date.

               14.2. Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

                      14.2.1. The Premises are damaged by any peril either (a) covered by the type of insurance Landlord is required to carry pursuant to
Section 8.3 or (b) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds fifty percent (50%) of the then actual replacement cost thereof.

                      14.2.2. The Premises are damaged by any peril both (a) not covered by the type of insurance Landlord is required to carry pursuant to
Section 8.3 and (b) not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds five percent (5%) of the then actual replacement cost of the Premises; provided, however, that Landlord may not terminate this Lease pursuant to this Section 14.2.2 if Tenant agrees in writing to pay the amount by which the restoration cost exceed five percent (5%) of the replacement cost of the Premises and deposits with Landlord or provides other reasonable assurances of payment (which assurances must be approved by Landlord's Lender) of an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this Section 14.2.2.

                      14.2.3. The Premises are damaged by any peril during the last twelve (12) months of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Base Rent then due.

                      14.2.4. The Premises are damaged by any peril and, because of the Laws then in force, may not be restored at a cost less than or equal to the available insurance proceeds and any amounts Tenant is required by this Lease to pay or Tenant otherwise elects to pay, to substantially the same condition in which it was prior to such damage.

               14.3. Tenant's Right to Terminate. If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 14.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed and the permits required for such work can be obtained. Tenant shall have the option to terminate this Lease if the Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within three hundred sixty (360) days after the date of the damage, then Tenant may terminate the Lease, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

               14.4. Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Base Rent and Additional Rent shall be temporarily abated from the date of inception of the loss until the Premises are restored, in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's property or loss to Tenant's business caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

        15. Condemnation.

               15.1. Definition of Terms. For the purposes of this Lease, the term (a) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (c) "Partial Taking" means a Taking which does not constitute a Total Taking; (d) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

               15.2. Rights. The parties agree that in the event of a Taking all rights (as between them) in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein; provided, however, that Tenant shall be entitled to any award for the taking of Tenant's Property.

               15.3. Total Taking. In the event of a Total Taking during the Lease Term (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid rent and any unapplied security deposit; (c) Tenant shall pay Landlord any unpaid rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (d) Tenant shall receive from the Award those portions of the Award attributable to Tenant's Property and for moving expenses of Tenant; and (e) the remainder of the Award shall be paid to and be the property of Landlord.

               15.4. Partial Taking. In the event of a Partial Taking during the Lease Term (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid rent and any unapplied security deposit relating to the portion of the Premises taken based on a square footage basis; (c) Tenant shall pay Landlord any unpaid rent or charges due Landlord under the Lease for the portion of the Premises taken, each prorated as of the Date of Taking; (d) from and after the Date of Taking the Base Rent shall be an amount equal to the product obtained by multiplying the Base Rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Building after the Taking and the denominator of which is the number of square feet contained in the Building prior to the Taking; (e) Tenant shall receive from the Award those portions of the Award attributable to Tenant's Property and for moving expenses of Tenant; and (f) the remainder of the Award shall be paid to and be the property of Landlord.

        16. Mechanics' Lien. Tenant shall (a) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (b) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (c) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (d) permit Landlord to post a notice of non-responsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

        17. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities (upon 24 hour prior notice except in an emergency), posting a notice of non-responsibility for alterations, additions or repairs and at any time within two hundred seventy (270) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs.

        18. Compliance with Laws. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force pertaining to Tenant's use and occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability to the extent arising out of the failure of Tenant to comply with any applicable law, except to the extent such failure of Tenant to comply with any applicable law is caused by the negligence or willful misconduct of Landlord or its Agents.

        19. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

               19.1. Priority. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

               19.2. Subsequent Security Instruments. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date, provided that the Lender holding such Security Agreement agrees that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as no Event of Default exists on the date such person acquires the Premises. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as no Event of Default exists on the date such person acquires the Premises, unless this Lease is otherwise terminated pursuant to its terms.

               19.3. Documents. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (a) the return of the Security Deposit unless the Lender receives it from Landlord, and
(b) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument, unless the default is a continuing default that is subject to cure. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the mortgage or termination of the ground lease in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease as long as no Event of Default exists on the date such person acquires the Premises.

               19.4. Tenant's Attornment. Subject to the recognition obligations under Sections 19.2 and 19.3 above, Tenant shall attorn (a) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (b) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (c) to the lessor under any underlying ground lease should such ground lease be terminated.

        20. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration without the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

        21. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by facsimile (with receipt confirmed by telephone), personal delivery, mail or by prepaid next business day courier. Personal delivery, mail and facsimile transmittal shall be effective when received or delivery is refused by the party. Any notice given by courier shall be deemed to have been given on the next business day after the time such notice was sent, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Section. At the date of execution of this Lease, the address of Landlord is:

               South Bay Development Company, Inc.
               1690 Dell Avenue
               Campbell, California 95008
               Attn:  Mr. Scott Trobbe

               With a copy to:

               South Bay/San Tomas Associates
               c/o AEW Real Estate Advisors, Inc.
               225 Franklin Street
               Boston, MA 02110-2803
               Attn:  Mr. Christopher Meyer

               and the address of Tenant is:

               Turnstone Systems Inc.
               2320 Central Expressway
               Santa Clara, CA  95050
               Attn:__________________


        22. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

        23. Subleasing and Assignment.

               23.1. Landlord's Consent Required. Tenant's interest in this Lease is not assignable, by operation of Law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), without the prior written consent of Landlord to each such Transfer, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Section 23.3 below. A consent to one Transfer by another party shall not be deemed to be a consent to any subsequent by another party. Any Transfer without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Landlord's waiver or consent to any Transfer hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide. Tenant acknowledges that any right of first refusal, option to extend the Lease Term, terminate this Lease, or any other options which Landlord has granted herein are particular to Tenant are not assignable or transferable to any assignee or sublessee under this Lease.

               23.2. Transferee Information Required. Tenant shall give Landlord at least twenty (20) business days prior written notice of any proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises (including a list of the type and quantities of all Hazardous Materials to be used by the transferee on the Premises), the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be reasonably requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

               23.3. Landlord's Rights. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space, except as provided in Section 23.5. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as provided in Section 23.5. In the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which shall be exercised by Landlord, within twenty (20) business days of Landlord receiving all of the information regarding the Transfer that is required under Section 23.2, at Landlord's sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer:

                      23.3.1. In the event of a Transfer constituting either an assignment of the entire Lease or a sublease of substantially all of the Premises for all or substantially all of the balance of the Lease Term, Landlord may elect to terminate this Lease with respect to the portion of the Premises affected by the proposed Transfer effective as of the proposed effective date of the proposed Transfer and release Tenant from any further liability hereunder for such portion of the Premises accruing after such termination date by giving Tenant written notice of such termination within fifteen (15) days after receipt by Landlord of Tenant's notice of intent to Transfer as provided above. If Landlord makes such election to terminate this Lease to the portion of the Premises affected by the proposed Transfer, Tenant shall surrender that portion of the Premises, in accordance with Section 32, on or before the effective termination date and upon such surrender, the Base Rent, the Additional Rent and Tenant's Share shall be adjusted based upon the change in the square footage of the remaining portion of the Premises following such termination to the square footage of the Premises on the Commencement Date; or

                      23.3.2. Landlord may consent to the proposed Transfer;

                      23.3.3. Landlord may withhold its consent in its sole and absolute discretion to the proposed Transfer if the Transfer is a sublease and the term of the such sublease extends beyond the then existing Lease Term (the "then existing Lease Term" shall not include any unexercised options to extend the Lease Term); or

                      23.3.4. Landlord may reasonably withhold its consent to the proposed Transfer.

If Landlord agrees to consent to the proposed Transfer pursuant to Section 23.3.2, Landlord shall provide such consent on Landlord's form within ten (10) business days of Landlord electing such option and receiving the final version of the document evidencing the Transfer.

               23.4. Permitted Transfers. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent and without providing to Landlord the option described in Section 23.3.1 above, assign its interest in the Lease or sublet the Premises or a portion thereof to (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of the Tenant's assets; provided that, in each instance described above, (a) each assignee assumes the obligations of Tenant under this Lease and each sublessee agrees to abide by this Lease in a written instrument delivered to Landlord; (b) Tenant as transferor remains liable as a primary obligor for the obligations of the tenant under this Lease; and (c) the financial strength of the transferee tenant is no less than Tenant's financial strength as of the Commencement Date or the date of such Transfer, whichever is greater, as determined by Landlord, in its sole and absolute discretion.

               23.5. Bonus Rent. Upon any Transfer, Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of (a) any and all rents or other consideration received by Tenant from the transferee (i) by reason of such Transfer, and (ii) for the use of any equipment or personal property of Tenant located within the Premises, in excess of (b) the rent payable by Tenant to Landlord under this Lease on a prorata basis (after reimbursement to Tenant of any reasonable brokerage commissions incurred by Tenant in connection with the Transfer).

        24. Successors. The covenants and agreements contained in this Lease shall be binding on and inure to the benefit of the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

        25. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been previously furnished to Tenant in writing by Landlord. Such beneficiary or mortgagee shall have the right to cure Landlord's default and so long as such beneficiary or mortgagee is making reasonable efforts to cure Landlord's default, including, but not limited to, obtaining possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure, Tenant shall not have the right to terminate this Lease.

        26. Estoppel Certificate. Tenant and Landlord agree within ten (10) days following request by the other party to (a) execute and deliver to other party any documents, including estoppel certificates presented to a party by the other party, (1) certifying that this Lease is unmodified, or if modified, indicating the modifications, and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of other party hereunder, or specifying the defaults, if any, and (3) evidencing the status of the Lease as may be reasonably required either by a lender making a loan to Landlord or to Tenant to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord, and (b) Tenant agrees to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate within ten (10) days following a request by Landlord shall be an Event of Default under this Lease. Landlord's failure to deliver an estoppel certificate within ten (10) days following a request by Tenant shall be an event of default under this Lease.

        27. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

        28. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Any waiver shall be in writing and signed by both Landlord and Tenant.

        29. General.

               29.1. Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

               29.2. Definition of Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of such transfer or conveyance which are assumed in writing by the transferee; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only with respect to the obligations of Landlord arising during its respective period of ownership.

               29.3. Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Lease.

               29.4. Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

               29.5. Quiet Enjoyment. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

               29.6. Law. As used in this Lease, the term "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

               29.7. Agent. As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

               29.8. Lender. As used in this Lease, the term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Premises.

               29.9. Force Majeure. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, or any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

               29.10. Rights Reserved by Landlord. Landlord reserves the right from time to time, without abatement of Base Rent or Additional Rent and without limiting Landlord's other rights under this Lease: (a) to grant easements in, on and under the Parcel to other parties provided that the use of such easements do not materially interfere with Tenant's use of the Premises, and (b) to grant other parties the right to utilize the roof of the Building.

        30. Sign. Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the Parcel or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five
(5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or the Building and shall repair any damage caused by the installation or removal of such sign.

        31. Interest on Past Due Obligations. Any Base Rent due from Tenant, or any other sum due under this Lease from Tenant, which is received by Landlord after the date ten (10) days following the date written notice is given by Landlord to Tenant that such sum has not been paid when due, shall bear interest from said due date until paid, at an annual rate equal to the lower of (the "Permitted Rate"): (1) twelve percent (12%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees reasonably incurred by Landlord in collection of such amounts.

        32. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, except for (a) ordinary wear and tear; (b) casualty covered under
Section 14; (c) condemnation; (d) Hazardous Materials which Tenant is not responsible for pursuant to this Lease; and (e) all alterations, improvements or additions which Tenant is not required to remove pursuant to this Lease. Tenant shall surrender the Premises with all originally painted interior walls washed, and other interior walls cleaned, and repaired or replaced, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm as required by Section 10.2 hereof, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's Property from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's Property, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

        33. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

        34. Public Record. This Lease is made subject to all matters of public record affecting title to the Parcel of which the Premises are a part. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now or hereafter affecting the Premises.

        35. Brokers. The parties represent and warrant to each other that they have not dealt with any broker respecting this transaction other than the Broker and hereby agree to indemnify and hold each other harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker claiming through the other party or with which/whom the other party has dealt. Landlord shall pay a commission owing to the Broker pursuant to a separate agreement between Landlord and the Broker.

        36. Limitation on Landlord's Liability. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

               36.1. Tenant's sole and exclusive remedy and recourse against Landlord shall be as against Landlord's interest in the Premises and this Lease;

               36.2. No partner of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership) for the breach of any obligation of Landlord or the act or omission of Landlord or its Agents;

               36.3. No service of process shall be made against any partner of Landlord with respect to any claim arising under or out of this Lease (except as may be necessary to secure jurisdiction of the partnership);

               36.4. No partner of Landlord shall be required to answer or otherwise plead to any service of process with respect to any claim arising under or out of this Lease (except as may be necessary to secure jurisdiction of the partnership);

               36.5. No judgment will be taken against any partner of Landlord for the breach of any obligation of Landlord or the act or omission of Landlord or its Agents;

               36.6. Any such judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

               36.7. No writ of execution will ever be levied against the assets of any partner of Landlord for a judgment based on any breach of a Landlord's obligations under this Lease or any act or omission of Landlord; and

               36.8. The covenants and agreements of Tenant set forth in this
Section 36 shall be enforceable by Landlord and any partner of Landlord.

        37. Hazardous Material.

               37.1. Definitions. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

               37.2. Landlord's Obligation. Except for the Existing Environmental Condition (as defined in Section 37.12 hereof), Landlord has no actual knowledge, without any duty to make investigation, of any Hazardous Materials present in the soil or groundwater of the Parcel. Landlord, at its sole cost, shall comply with all Laws which impose liability or responsibility upon either Landlord or Tenant to investigate, remediate or otherwise take any action with respect to the Existing Environmental Condition;


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

provided, however, that this covenant shall not require Landlord to perform any obligation Tenant has under this Section 37. Subject to Section 8.5, Landlord shall indemnify, defend, protect and hold Tenant harmless from and against all liabilities, claims, penalties, fines, response costs and other expenses (including reasonable attorneys' fees) which result from Landlord's failure to timely perform the obligation stated in the immediate preceding sentence.

               37.3. Permitted Use. Subject to the compliance by Tenant with the provisions of Sections 37.4, 37.5, 37.6, 37.7, 37.9, 37.10 and 37.11 below,
Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Exhibit C attached hereto, in the quantities set forth in Exhibit C and such other Hazardous Materials approved by Landlord in writing.

               37.4. Hazardous Materials Management Plan.

                      37.4.1. Prior to Tenant or its subtenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Exhibit C other than customary quantities of janitorial and office supplies), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (a) the quantities of each material to be used, (b) the purpose for which each material is to be used, (c) the method of storage of each material, (d) the method of transporting each material to and from the Premises and within the Premises, (e) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (f) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease; provided that a failure to review and approve within a reasonable time shall not be deemed a disapproval. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

                      37.4.2. Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid to Landlord its reasonable


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

estimate of all such costs and expenses to Landlord, and Tenant shall pay all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

               37.5. Use Restriction. Except as specifically allowed in Section
37.3 above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises (other than an Existing Environmental Condition) caused or permitted by Tenant or its Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material to the extent feasible and in all events, to a condition which complies with applicable Environmental Law. In the event there is a release, discharge or disposal of or contamination of the Premises by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises (other than an Existing Environmental Condition), Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant or its Agents.

               37.6. Tenant Indemnity. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by
(a) any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property or (b) any disposal or release of any Hazardous Material on the surface of the Premises occurring after the Commencement Date and prior to the termination of this Lease that is not the result of the negligent acts or willful misconduct of Landlord or its Agents; provided that in no event shall the foregoing create any liability in Tenant for an Existing Environmental Condition. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any such Hazardous Material in, over, on, under, through, or about the Premises.

               37.7. Compliance. Tenant shall immediately notify Landlord, and Landlord shall notify Tenant, of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning contamination of the Premises caused by any Hazardous Material. Any remediation plan


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

prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that Landlord, as the owner of the Parcel and the Building, at its election, shall have the right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority; provided, that Landlord has obtained Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

               37.8. Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (a) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material (other than reasonable quantities of office supplies, warehouse supplies and janitorial supplies that may contain Hazardous Materials) in a manner which represents a risk to the health and safety of persons on or about the Premises, and in Landlord's opinion, that risk is a material risk; (b) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material resulting from the negligence or affirmative actions of the proposed assignee or subtenant within the last five (5) years; (c) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material resulting from the negligence or affirmative actions of the proposed assignee or subtenant within the last five (5) years.

               37.9. Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages to the extent resulting from Tenant's failure to surrender the Premises as required by this Section, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material that Tenant or its Agents introduced in, on, over, under, through or around the Premises.

               37.10. Right to Appoint Consultant. If Tenant or its Agents have used Hazardous Materials (other than customary quantities of janitorial or office supplies), Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an inappropriate or unlawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant or take other steps approved by Landlord required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

               37.11. Holding Over. If during the Lease Term, Tenant or any of its Agents is required to take any action of any kind required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents and other than an Existing Environmental Condition) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises. Notwithstanding the foregoing, Tenant shall not be deemed to have held over in the event that the action(s) remaining to be performed is (are) limited to future monitoring of groundwater under the Premises.

               37.12. Existing Environmental Reports. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in Exhibit D attached hereto and made a part hereof (the "Existing Environmental Reports"). The Hazardous Materials currently present in, on or under the Premises or the soil, groundwater, surface water or air thereof, or in, on, or under any property in the vicinity of the Premises, or the soil, groundwater, surface water or air thereof, as described in the Existing Environmental Reports are referred to herein as the "Existing Environmental Condition". Tenant shall keep the Existing Environmental Reports and all information contained therein confidential, except Tenant shall be allowed to disclose such information to Tenant's consultants and attorneys provided such parties agree to keep the information confidential.

               37.13. Provisions Survive Termination. The provisions of this
Section 37 shall survive the expiration or termination of this Lease.

               37.14. Controlling Provisions. The provisions of this Section 37 are intended to govern the rights and liabilities of the Landlord and Tenant under this Lease respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Section 37 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Section 37.

        38. Landlord's Default. If Tenant believes Landlord has failed to perform or provide any service or pay any sum which Tenant in good faith believes Landlord is obligated to provide, perform or pay under this Lease, Tenant shall provide Landlord with written notice thereof. If Landlord does not perform or provide the required service or make such required payment within thirty (30) days after receipt of Tenant's notice (or if such failure cannot be cured within such thirty (30) day period, if Landlord does not promptly commence to provide or cure the same and diligently pursue the same to completion), Tenant's exclusive remedies shall be an action for specific performance or an action for damages. Tenant


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

hereby waives the benefit of any laws granting it the right to terminate this Lease or withhold rent on account of any Landlord default. Tenant waives the provisions of Sections 1932(l), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

        39. Antennas. Provided Tenant first obtains all required permits and approvals from the City of Santa Clara and provided that it obtains the written consent of Landlord, which consent shall not be unreasonably withheld, Tenant may, at is sole cost and expense, install antennas on the roof of the Building for Tenant's own use. Notwithstanding anything contained in Section 10.1 of the Lease to the contrary, Tenant shall, at its sole cost and expense, make all repairs and alterations to the structural elements of the Building and roof of the Building required by reason of Tenant's installation, operation, maintenance or removal of any antennas installed on the roof of the Building. Tenant, at is sole cost and expense, shall install any screening device requested by the Landlord at any time to ensure that the antennas cannot be viewed by the public. Upon the expiration or earlier termination of the Lease Term, Tenant shall promptly remove the antennas and repair any damage to the roof and/or any other portion of the Building caused by such removal.





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

        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

LANDLORD

South Bay/San Tomas Associates,
a California general partnership

By:     CIIF Associates II Limited partnership,
        a Delaware limited partnership
Its:    General Partner

        By:    AEW Advisors, Inc.,
               a Massachusetts corporation
        Its:   Managing General Partner


               By:
                  ---------------------------------
               Its:
                   --------------------------------

TENANT

Turnstone Systems Inc.,
a Delaware corporation


By:
   ---------------------------------
Its:
    --------------------------------


By:
   ---------------------------------
Its:
    --------------------------------



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